                                                                  EXHIBIT 4.5



                           FIVE YEAR CREDIT AGREEMENT

                                   dated as of

                                November 30, 1999

                                      among

                            HILTON HOTELS CORPORATION


              The Lenders and Syndication Agents Referred to Herein

                                       and


                              BANK OF AMERICA, N.A.
                           as the Administrative Agent

                     --------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                       Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

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                                                                                                          PAGE
ARTICLE I

         DEFINITIONS..........................................................................................1
         1.01  Definitions....................................................................................1
         1.02  Accounting Terms and Determinations...........................................................15
         1.03  Types of Borrowings...........................................................................16

ARTICLE II

         THE CREDITS.........................................................................................17
         2.01  Commitments to Lend...........................................................................17
         2.02  Notice of Committed Borrowings................................................................17
         2.03  Money Market Borrowings.......................................................................17
         2.04  Swing Line Loans..............................................................................21
         2.05  Conversion and Continuation of Committed Loans................................................23
         2.06  Notice to Lenders; Funding of Loans...........................................................23
         2.07  Notes.........................................................................................24
         2.08  Interest Rates................................................................................25
         2.09  Administrative Agency Fees....................................................................26
         2.10  Upfront Fees..................................................................................26
         2.11  Facility Fees.................................................................................26
         2.12  Letter of Credit Fees.........................................................................26
         2.13  Optional Termination or Reduction of Commitments
                  by Borrower................................................................................26
         2.14  Optional Termination or Reduction of Commitments
                  by the Lenders.............................................................................27
         2.15  Scheduled Termination of Commitments..........................................................27
         2.16  Optional Prepayments..........................................................................27
         2.17  General Provisions as to Payments.............................................................27
         2.18  Funding Losses................................................................................28
         2.19  Computation of Interest and Fees..............................................................28
         2.20  Withholding Tax Exemption.....................................................................29
         2.21  Letters of Credit.............................................................................29
         2.22  Regulation D Compensation.....................................................................32
         2.23 Extension of Termination Date..................................................................32
         2.24  Increased Commitments; Additional Lenders.....................................................33

ARTICLE III

         CONDITIONS..........................................................................................35
         3.01  Borrowings and Issuances of Letters of Credit.................................................35
         3.02  Effective Date................................................................................35

                                      -i-

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES......................................................................38
         4.01  Corporate Existence and Power.................................................................38
         4.02  Corporate and Governmental Authorization;
                  Contravention..............................................................................38
         4.03  Binding Effect................................................................................38
         4.04  Financial Information.........................................................................38
         4.05  Litigation....................................................................................38
         4.06  Compliance with ERISA.........................................................................39
         4.07  Taxes.........................................................................................39
         4.08  Significant Subsidiaries......................................................................39
         4.09  Not an Investment Company.....................................................................39
         4.10  Environmental Matters.........................................................................39
         4.11  Full Disclosure...............................................................................39

ARTICLE V

         COVENANTS...........................................................................................41
         5.01  Information...................................................................................41
         5.02  Maintenance of Property; Insurance............................................................43
         5.03  Conduct of Business and Maintenance of Existence..............................................43
         5.04  Compliance with Laws..........................................................................43
         5.05  Inspection of Property, Books and Records.....................................................43
         5.06  Negative Pledge...............................................................................44
         5.07  Consolidations, Mergers and Sales of Assets...................................................45
         5.08  Use of Proceeds...............................................................................45
         5.09  Leverage Ratio................................................................................45
         5.10  Interest Coverage Ratio.......................................................................45

ARTICLE VI

         DEFAULTS............................................................................................47
         6.01  Events of Default.............................................................................47
         6.02  Notice of Default.............................................................................48
         6.03  Cash Cover....................................................................................48

ARTICLE VII

         THE ADMINISTRATIVE AGENT............................................................................50
         7.01  Appointment and Authorization.................................................................50
         7.02  Administrative Agent and Affiliates...........................................................50
         7.03  Action by the Administrative Agent............................................................50
         7.04  Consultation with Experts.....................................................................50
         7.05  Liability of Agent............................................................................50
         7.06  Indemnification...............................................................................50
         7.07  Credit Decision...............................................................................51
         7.08  Successor Agent...............................................................................51

                                     -ii-


         7.09  Administrative Agents' Fees...................................................................51

ARTICLE VIII

         CHANGE IN CIRCUMSTANCES.............................................................................52
         8.01  Basis for Determining Interest Rate Inadequate or
                  Unfair.....................................................................................52
         8.02  Illegality....................................................................................52
         8.03  Increased Cost and Reduced Return.............................................................53
         8.04  Base Rate Loans Substituted for Affected Fixed
                  Rate Loans.................................................................................54

ARTICLE IX

         MISCELLANEOUS.......................................................................................56
         9.01  Notices.......................................................................................56
         9.02  No Waivers....................................................................................56
         9.03  Expenses; Documentary Taxes; Indemnification..................................................56
         9.04  Amendments and Waivers........................................................................57
         9.05  Successors and Assigns........................................................................57
         9.06  New York Law; Submission to Jurisdiction......................................................60
         9.07  Counterparts; Integration.....................................................................60
         9.08  Several Obligations...........................................................................60
         9.09  Sharing of Set-Offs...........................................................................61
         9.10  WAIVER OF JURY TRIAL..........................................................................62

SCHEDULES:

Pricing Schedule

EXHIBITS:

Exhibit A         -        Compliance Certificate
Exhibit B         -        Form of Note
Exhibit C         -        Pricing Certificate
Exhibit D         -        Form of Notice of Committed Borrowing
Exhibit E         -        Form of Request for Letter of Credit
Exhibit F         -        Form of Money Market Quote Request
Exhibit G         -        Form of Invitation for Money Market Quotes
Exhibit H         -        Form of Money Market Quote
Exhibit I         -        Opinion of Gibson, Dunn & Crutcher, LLP
Exhibit J         -        Assignment and Assumption Agreement
Exhibit K         -        Extension Agreement

                           FIVE YEAR CREDIT AGREEMENT

                  FIVE YEAR CREDIT AGREEMENT dated as of November 30, 1999, among HILTON HOTELS CORPORATION ("Borrower"), THE BANK OF NOVA SCOTIA, FIRST UNION NATIONAL BANK AND WACHOVIA BANK, as Syndication Agents, the Lenders who are parties hereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

                  "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

                  "Additional Lender" has the meaning set forth in Section 2.24(b).

                  "Administrative Agent" means Bank of America, N.A. in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

                  "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

                  "Affiliate" means, as to any Lender, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Lender. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person that owns, directly or indirectly, 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation, or 25% or more of the partnership or other ownership interests of any other Person, will be deemed to control such corporation or other Person.

                  "Agreement" means this Five Year Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                  "Allocation Notice" means a written communication submitted to each Lender by the Lead Arranger prior to the date hereof, setting forth the allocated Commitment of each Lender as of the Effective Date.

                  "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office,
(ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and
(iii) in the case of its Money Market Loans, its Money Market Lending Office.

                  "Authorized Officer" means any of the controller, the treasurer or the chief financial officer of the Borrower.

                  "Bank of America" means Bank of America, N.A., its successors and assigns.

                  "Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the HIGHER OF (a) the Reference Rate in effect on such date (calculated on the basis of a year of 365 or 366 days and the actual number of days elapsed) and (b) the Federal Funds Rate in effect on such date (calculated on the basis of a year of 360 days and the actual number of days elapsed) PLUS 1/2 of 1% (50 basis points).

                  "Base Rate Loan" means a Committed Loan made or to be made by a Lender as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or Notice of Conversion/Continuation or pursuant to
Article VIII.

                  "Base Rate Margin" has the meaning set forth on the Pricing Schedule.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means Hilton Hotels Corporation, a Delaware corporation, and its successors.

                  "Borrowing" means the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article II on a single date and, in the case of Fixed Rate Borrowings, for a single Interest Period.

                  "Change of Control" means the occurrence of a Rating Decline in connection with any of the following events: (i) upon any merger or consolidation of the Borrower with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of total voting power of the aggregate outstanding securities of the Borrower normally entitled to vote in the election of directors of the Borrower, (iii) when, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower, or (iv) the sale or disposition, whether directly or indirectly, by the Borrower of all or substantially all of its assets.

                  "Commitment" means, as to each Lender, the commitment of that Lender to make Loans and to participate in Letters of Credit and Swing Line Loans, in each case as such amount may be reduced from time to time pursuant to Section 2.13, 2.14, 2.15, or 2.16 or increased from time to time pursuant to Section 2.24. The aggregate amount of the Commitments under this Agreement as of the Effective Date is $1,400,000,000. As of the Effective Date, each Lender shall hold a Commitment in the amount set forth in its Allocation Notice.

                  "Committed Loan" means a loan made or to be made by a Lender pursuant to Section 2.01.

                  "Compliance Certificate" means a certificate, substantially in the form of Exhibit A, properly completed and signed by an Authorized Officer.

                  "Consolidated Debt" means at any date the Debt of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date PROVIDED that Consolidated Debt shall exclude (A) the PPE Assumed Notes, and (B) Debt of the Borrower or a Subsidiary as to which a sum of cash and cash equivalents sufficient to provide for payment in full of such Debt at its scheduled maturity or at an earlier date at which it shall have been called for redemption shall have been irrevocably deposited in trust for the benefit of the holders of such Debt or a representative of such holders so as to result in legal or in substance defeasance thereof; PROVIDED, FURTHER, that, notwithstanding clause (A) in the foregoing proviso, if Park Place fails to pay when due any principal of or interest on or any other amount with respect to the PPE Assumed Notes or reimburse the Borrower for payment thereof, and such failure is continuing, on and after the 90th day after such payment default first occurs, any of the PPE Assumed Notes then outstanding shall be included in Consolidated Debt, unless such Debt then would be excluded therefrom pursuant to clause (B) in the foregoing proviso.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense,
(iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) Pre-Opening Expenses, (vii) transactional expenses associated with the Park Place Spin-Off and the Promus Acquisition,
(viii) discontinued operations and (ix) nonrecurring non-cash charges; PROVIDED that:

                  (a) Consolidated EBITDA for any period shall be adjusted on a pro forma basis (i) to include (or exclude) amounts attributable to hotel operations acquired (or sold or otherwise discontinued) during such period as if such acquisition (or disposition) had occurred on the first day of such period and (ii) to include amounts (annualized on a simple arithmetic basis) attributable to hotel projects which commenced operations during such period and were in operation for at least one full fiscal quarter during such period;

                  (b) for purposes of determining Consolidated EBITDA for any period, Consolidated Net Income shall exclude any interest income attributable to the assumption or payment by Park Place of the PPE Assumed Notes;

                  (c) in calculating "Consolidated EBITDA" for that portion of any period occurring prior to the Effective Date, "Consolidated EBITDA" shall be computed on the basis of the combined operating results of the Borrower, Promus and their respective Subsidiaries for such periods reflected in the Pro Forma Combined Financial Statements; and

                  (d) the operating results of each New Project which commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized on a simple arithmetic basis.

                  "Consolidated Interest Expense" means, for any period, net interest expense of the Borrower and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles, PROVIDED that for that portion of any period occurring prior to the Effective Date, "Consolidated Interest Expense" shall be computed on the basis of the net interest expense allocated to the Borrower and its Subsidiaries and shown on the Pro Forma Combined Financial Statements.

                  "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and its Subsidiaries for such period determined in accordance with generally accepted accounting principles, PROVIDED that for that portion of any period occurring prior to the Effective Date, such consolidated net income shall be the pro forma combined net income of the Borrower, Promus and their respective Subsidiaries for such periods reflected in the Pro Forma Combined Financial Statements PLUS the Pro Forma Adjustments applicable to that portion of such period.

                  "Consolidated Net Tangible Assets" means the total assets of the Borrower and its Subsidiaries, after deducting therefrom (a) all current liabilities of the Borrower and its Subsidiaries (excluding (i) the current portion of long term indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles.

                  "Covered Subsidiary" means at any time any Subsidiary of the Borrower that has consolidated assets in an amount greater than $5,000,000.

                  "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and obligations in the nature of deferred employee compensation to the extent that such deferred employee compensation obligations do not exceed $150,000,000, in the aggregate, (iv) all obligations of such Person as lessee under leases which are capitalized in accordance with generally accepted accounting principles, (v) all other obligations secured by a Lien on any asset of such Person, whether or not such obligations are otherwise an obligation of such Person, in an amount equal to the lesser of the amount of the obligation so secured or the fair value of the assets subject to such Lien, and (vi) all obligations of others constituting "Debt" under the foregoing clauses of this paragraph which are Guaranteed by such Person; it being understood that "Debt" does not include contingent obligations of such Person to reimburse any other Person in respect of surety bonds or letters of credit.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to close.

                  "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                  "Effective Date" means the first date upon which each of the conditions precedent set forth in Section 3.02 of this Agreement are satisfied or waived in writing by the Administrative Agent with the consent of all of the Lenders.

                  "Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $500,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company which, in either case (A) has a net worth of $500,000,000 or more, (B) is regularly engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (INCLUDING a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; PROVIDED that each Eligible Assignee must either (a) be organized under the laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) is otherwise exempt from withholding of tax on interest and delivers appropriate Tax Withholding Forms pursuant to Section
2.20 at the time of any assignment pursuant to Section 9.05.

                  "Environmental Laws" means any and all statutes, regulations, permits, licenses or other governmental restrictions relating to the environment or to releases of petroleum or petroleum products, chemicals or toxic or hazardous substances or wastes into the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Borrower, any Subsidiary of the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary of the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                  "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative
Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                  "Euro-Dollar Loan" means a Committed Loan made or to be made by a Lender as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing or Notice of Conversion/Continuation and bearing interest with reference to the London Interbank Offered Rate.

                  "Euro-Dollar Margin" has the meaning set forth on the Pricing Schedule.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System with deposits exceeding five billion Dollars in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

                  "Event of Default" has the meaning set forth in Section
6.01.

                  "Excluded Taxes" means (a) taxes or assessments on or measured by or upon the overall net income, gross income or gross receipts of lenders generally, and (b) franchise taxes levied upon lenders generally.

                  "Existing Hilton Facility" means the $1,750,000,000 Credit Agreement dated as of October 18, 1996 among the Borrower, the lenders referred to therein, Morgan Guaranty Trust Company of New York, as Documentation Agent, and The Bank of New York, as Administrative Agent, as amended.

                  "Existing Hawaiian Village Facility" means the $500,000,000 Credit Agreement dated as of June 1, 1998 among Hilton Hawaiian Village LLC, as borrower, the Borrower, as guarantor, the Banks, Syndication Agent and Documentation Agent referred to therein, and The Bank of New York, as Administrative Agent, as amended.

                  "Existing Promus Facility" means, collectively, (a) the Tranche A Credit Agreement dated as of December 19, 1997 among Doubletree Corporation, a Delaware corporation and a wholly-owned subsidiary of Promus, and Promus Hotels, Inc., as borrowers, Promus and Promus Operating Company, Inc., a Delaware corporation and a wholly-owned Subsidiary of Promus, as guarantors, the lenders and agents party thereto and, NationsBank, N.A., as Agent , as amended to the Effective Date, and (b) the Tranche B Credit Agreement dated as of December 19, 1997 among the same parties, as amended as of the Effective Date.

                  "Existing Promus Letters of Credit" means Letters of Credit heretofore issued under the Existing Promus Facility by Bank of America's predecessor, NationsBank, N.A., by The Bank of Nova Scotia, and by First Tennessee Bank, National Association,, having an aggregate effective face amount of $18,006,810, which shall be deemed outstanding as Letters of Credit hereunder as of the Effective Date pursuant to Section 2.21(a).

                  "Facility Fee Rate" has the meaning set forth on the Pricing Schedule.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of l%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

                  "Gaming Segment" means the former gaming segment (as "segment" is used in Regulation S-K and Regulation S-X of the Securities and Exchange Commission) of the Borrower which, prior to December 31, 1998, was comprised of assets and operations now principally owned and conducted by Park Place.

                  "Granting Lender" has the meaning set forth in Section
9.05(f).

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) performance or completion guarantees. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Increased Commitment" has the meaning set forth in Section 2.24.

                  "Indemnitee" has the meaning set forth in Section 9.03(b).

                  "Initial Year" means the period from the Effective Date through November 30, 2000.

                  "Interest Coverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated EBITDA for the four fiscal quarters ending on that date, to (b) Consolidated Interest Expense for the same period.

                  "Interest Period" means:

                  (a) with respect to each Euro-Dollar Borrowing or Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending one week or 1, 2, 3 or 6 months thereafter (or in the case of a Money Market LIBOR Borrowing, such other period as the Borrower may specify in the related Money Market Quote Request pursuant to Section 2.03), as the Borrower may elect in the applicable Notice of Committed Borrowing, Money Market Quote Request or Notice of Conversion/Continuation; provided that:

                           (i) any Interest Period which would otherwise end on
                  a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                           (ii) any Interest Period which begins on the last
                  Euro-Dollar Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (a)(iii) below, end on the last Euro-Dollar Business Day in the calendar month which is the last calendar month which commences in such Interest Period; and

                           (iii) any Interest Period which would otherwise end
                  after the Termination Date shall end on the Termination Date, or, if such date is not a Euro-Dollar Business Day, then on the next preceding Euro-Dollar Business Day.

                  (b) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending not less than 5 days nor more than the earlier to occur of 364 days thereafter or the Termination Date, as the Borrower may elect in accordance with
         Section 2.03; provided that:

                           (i) any Interest Period which would otherwise end on
                  a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                           (ii) any Interest Period which would otherwise end
                  after the Termination Date shall end on the Termination Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment Grade" means (i) with respect to S&P, a rating of BBB-or higher, and (ii) with respect to Moody's, a rating of Baa3 or higher.

                  "Invitation for Money Market Quotes" has the meaning set forth in Section 2.03(c).

                  "Issuing Lender" means (a) with respect to the Existing Promus Letters of Credit, Bank of America, The Bank of Nova Scotia and First Tennessee Bank, National Association (b) with respect to each other Letter of Credit, Bank of America or any other Lender which may hereafter agree to issue Letters of Credit hereunder, in each case in that Lender's capacity as issuer of a Letter of Credit hereunder.

                  "LC Fee Rate" has the meaning set forth on the Pricing
Schedule.

                  "Lead Arranger" means Banc of America Securities LLC. Following the date of this Agreement, the Lead Arranger shall have no obligations or liabilities under the Loan Documents.

                  "Lender" means each lender listed on the signature pages hereof and each Lender which accepts an assignment pursuant to Section 9.05, and their respective successors and shall include, as the context may require, the Issuing Lender in its capacity as Issuing Lender.

                  "Letter of Credit" means a letter of credit to be issued hereunder by the Issuing Lender in accordance with Section 2.21.

                  "Letter of Credit Commitment" means the lesser of (x) $250,000,000 and (y) the aggregate Commitments.

                  "Letter of Credit Liabilities" means, for any Lender and at any time, such Lender's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

                  "Leverage Ratio" means, as of each date of determination, the ratio of (a) Consolidated Debt on such date to (b) Consolidated EBITDA for the four fiscal quarters ending on that date.

                  "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary of the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

                  "Loan Documents" means this Agreement and the Notes.

                  "London Interbank Offered Rate" means, for the Interest Period applicable to each Euro-Dollar Loan, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to the Administrative Agent in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of the Administrative Agent to which such Interest Period is to apply and for a period of time equal to such Interest Period.

                  "Margin Adjustment" has the meaning set forth in the Pricing Schedule.

                  "Material Adverse Effect" means, as of each date of determination, a material adverse effect on or change in the condition (financial or otherwise), business, assets or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole (or, for purposes of Section 3.02(h), of the Borrower and Promus and their respective subsidiaries, taken as a whole and on a pro forma combined consolidated basis) EXCEPT any such effect or change resulting from (i) changes in circumstances or conditions affecting the hotel, motel or travel industries in general or affecting any segment or region thereof in which they operate,
(ii) changes in general economic or business conditions in the United States, or (iii) the transactions contemplated by the Promus Merger Agreement or the announcement thereof, including but not limited to any stockholder litigation brought or threatened in respect of the Promus Merger Agreement or the Promus Acquisition.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

                  "Maximum Money Market Loan Amount" has the meaning set forth in Section 2.03(a).

                  "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

                  "Money Market Absolute Rate Loan" means a loan to be made by a Lender pursuant to an Absolute Rate Auction.

                  "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; PROVIDED that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market LIBOR Loan" means a loan to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.02).

                  "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                  "Money Market Margin" has the meaning set forth in Section 2.03(d).

                  "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.03.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "New Project" means each new hotel or resort project (as opposed to any project which consists of an extension or redevelopment of an operating hotel or resort) having a development and construction budget in excess of $50,000,000 which hereafter receives a certificate of completion or occupancy and all relevant operational licenses, and in fact commences operations.

                  "Non-Recourse Debt" means Debt in respect of which the recourse of the holder of such Debt is limited to the assets securing such Debt and such Debt does not constitute the general obligation of the Borrower or any Subsidiary of the Borrower.

                  "Notes" means promissory notes of the Borrower, (a) substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Committed Loans, (b) any Note issued to a Lender in connection with its Money Market Loans under Section 2.07(b), and (c) the Swing Line Note, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

                  "Notice of Committed Borrowing" has the meaning set forth in Section 2.02.

                  "Notice of Conversion/Continuation" has the meaning set forth in Section 2.05.

                  "Notice of Issuance" has the meaning set forth in Section 2.21(b).

                  "Notice of Money Market Borrowing" has the meaning set forth in Section 2.03(f).

                  "Other New Facilities" means the lending commitments of the Lenders under the Short Term Credit Agreement of even date herewith among Borrower, the Lenders party thereto and Bank of America, as Administrative Agent.

                  "Parent" means, with respect to any Lender, any Person controlling such Lender.

                  "Park Place" means Park Place Entertainment Corporation, a Delaware corporation.

                  "Park Place Spin-Off" means (a) the transfer to Park Place of the assets comprising the former Gaming Segment of Borrower, and (b) the distribution by the Borrower to its stockholders of all capital stock of Park Place by the Borrower, each of which occurred on December 31, 1998.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "PPE Assumed Notes" means the 7.35% senior notes of the Borrower due 2002 in the aggregate principal amount of $300,000,000 and the 7.00% senior notes of the Borrower due 2004 in the aggregate principal amount of $325,000,000 issued pursuant to the Indenture, dated as of April 15, 1997 executed by the Borrower in favor of BNY Western Trust Company, as Trustee.

                  "Pre-Opening Expenses" means, with respect to any fiscal period, the amount of expenses (other than Consolidated Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of Borrower and its Subsidiaries for such period (or, with respect to that portion of any period occurring prior to September 30, 1999, the Pro Forma Combined Financial Statements), prepared in accordance with generally accepted accounting principles.

                  "Pricing Certificate" means a Pricing Certificate substantially in the form of Exhibit C hereto, properly completed and signed by an Authorized Officer.

                  "Pro Forma Adjustment" means an adjustment to the amount of Consolidated Net Income set forth in the Pro Forma Combined Financial Statements for the period prior to the Effective Date reflecting anticipated synergies from the Merger (on a pro forma combined basis) equal in each fiscal period set forth below to the amount set forth opposite that fiscal period:

                  FISCAL PERIOD                         PRO FORMA ADJUSTMENT
                  -------------                         --------------------
                  January 1 through March 31, 1999      $10,000,000
                  April 1 through June 30, 1999         $10,000,000


                                     -12-

                  July 1 through September 30, 1999     $10,000,000
                  October 1 through December 31, 1999   $9,500,000.

                  "Pro Forma Combined Financial Statements" means (a) from the Effective Date until the Borrower delivers the pro forma combined financial statements described in Section 5.01(a), the pro forma combined financial statements of the Borrower and its Subsidiaries (exclusive of its former Gaming Segment) and Promus and its Subsidiaries for the twelve month period ended September 30, 1999 heretofore delivered by the Borrower to the Administrative Agent and each Lender, and (b) thereafter, the pro forma combined financial statements for the twelve month period ended December 31, 1999, so delivered.

                  "Promus" means Promus Hotel Corporation, Inc., a Delaware corporation.

                  "Promus Acquisition" means the merger of Promus with a Subsidiary of the Borrower on the Effective Date pursuant to the Promus Merger Agreement, as a result of which the Borrower will own, directly or indirectly, of all of the issued and outstanding capital stock of the corporation surviving such merger.

                  "Promus Merger Agreement" means the Agreement and Plan of Merger dated as of September 3, 1999 among the Borrower, Promus, and PRH Acquisition Corporation, (formerly known as Chicago Hilton, Inc.), a Delaware corporation and a wholly-owned subsidiary of the Borrower.

                  "Public Notice" means, without limitation, any filing or report made in accordance with the requirements of the Securities and Exchange Commission (or any successor), any press release or public announcement made by the Borrower or any written notice the Borrower gives to the Administrative-Agent or the Lenders.

                  "Rating Agencies" means S&P and Moody's.

                  "Rating Decline" means the occurrence on any date on or within 90 days after the date of the first public notice of (i) the occurrence of an event described in clauses (i)-(iv) of the definition of "Change of Control" or (ii) the intention by the Borrower to effect such an event (which 90-day period shall be extended so long as the rating of the senior debt of the Borrower is under publicly announced consideration for possible downgrade by either of the Rating Agencies) of a decrease in the rating of the senior debt of the Borrower by both of the Rating Agencies to below Investment Grade.

                  "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America as its "prime rate" or "reference rate" or the similar prime rate or reference rate announced by any successor Administrative Agent. Bank of America's reference rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America or any successor Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Request for Letter of Credit" means a written request for the issuance of a Letter of Credit, substantially in the form of Exhibit E.

                  "Required Lenders" means at any time Lenders having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the sum of the aggregate unpaid principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities.

                  "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

                  "Significant Subsidiary" means at any time a Subsidiary of the Borrower having (i) at least 10% of the consolidated total assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or (ii) at least 10% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal year of the Borrower then most recently ended.

                  "Solvent" as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or
(y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the present value of the amount which can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning set forth in Section 9.05(f).

                  "Subsidiary" means at any date any Subsidiary of the Borrower or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to Section 2.04.

                  "Swing Line Loans" means Loans made by the Swing Line Lender to Borrower pursuant to Section 2.04.

                  "Swing Line Lender" means, when acting in such capacity, Bank of America, its successors and assigns.

                  "Swing Line Note" means the promissory note executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Debt of Borrower on all Swing Line Loans then outstanding.

                  "Syndication Agents" means, collectively, The Bank of Nova Scotia, First Union National Bank and Wachovia Bank. The Syndication Agents shall have no rights, duties or obligations under this Agreement which are in addition to the other Lenders.

                  "Tax Withholding Forms" has the meaning set forth in
Section 2.20.

                  "Termination Date" means November 30, 2004, or such later date to which the Termination Date has been extended pursuant to Section 2.23, or, if such day is not a Domestic Business Day, the next preceding Domestic Business Day.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "Year 2000 Issue" means any inability of computer software, hardware and firmware systems, and equipment containing embedded computer chips, to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

                  1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants and disclosed in such financial statements) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                  1.03 TYPES OF BORROWINGS. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Lenders participate in proportion to their commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Lender participants are determined in accordance therewith).

                                   ARTICLE II

                                   THE CREDITS

                  2.01 COMMITMENTS TO LEND. During the Revolving Credit Period each Lender severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that (a) the aggregate principal amount of Committed Loans made by such Lender at any one time outstanding shall not exceed the amount of its Commitment, and (b) the aggregate outstanding principal amount of all Committed Loans, Money Market Loans and Swing Line Loans plus the Letter of Credit Liabilities shall not exceed the aggregate Commitments. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000; and each Committed Borrowing shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.16, prepay Loans and reborrow at any time on or prior to the Termination Date under this Section. The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

                  2.02 NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing"), substantially in the form of Exhibit D hereto, not later than 8:30 A.M. (California local time) on (y) the date of each Base Rate Borrowing (or, if the Borrower shall have requested Money Market Quotes in an Absolute Rate Auction to be submitted on such date but shall not have accepted such Money Market Quotes in the full amount requested, then the Borrower may give a Notice of Committed Borrowing not later than 10:00 A.M. (California local time) on such date for the smallest amount permitted under Section 2.01 which is sufficient to fund the shortfall), and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                  (b) the aggregate amount of such Borrowing;

                  (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

                  (d) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Not more than twelve Interest Periods with respect to Euro-Dollar Loans shall be in effect at any time.

                  2.03  MONEY MARKET BORROWINGS.

                  (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Lenders prior to the Termination Date to make offers to make Money Market Loans to the Borrower in Dollars in a maximum aggregate principal amount not to exceed $500,000,000 at any time outstanding (the "Maximum Money Market Loan Amount"), provided that, giving effect to the making of each Money Market Loan, the aggregate outstanding principal amount of all Committed Loans, Money Market Loans and Swing Line Loans plus the Letter of Credit Liabilities shall not exceed the aggregate Commitments. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                           (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit F hereto so as to be received no later than (x) 11:30 A.M. (California local time) on the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 10:30 A.M. (California local time) on the Domestic Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                                    (i) the proposed date of Borrowing, which
                  shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                                    (ii) the aggregate amount of such Borrowing,
                  which (A) when added to the aggregate amount of all Money Market Loans then outstanding shall not exceed the Maximum Money Market Loan Amount and (B) shall be $5,000,000 or a larger multiple of $1,000,000,

                                    (iii) the duration of the Interest Period
                  applicable thereto, subject to the provisions of the definition of Interest Period, and

                                    (iv) whether the Money Market Quotes
                  requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

         The Borrower may request offers to make Money Market Loans for no more than three Interest Periods in a single Money Market Quote Request, and no more than twelve Money Market Borrowings shall be outstanding at any time. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

                           (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Lenders by telex or facsimile transmission an invitation for Money Market Quotes ("Invitation for Money Market Quotes") substantially in the form of Exhibit G hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money

         Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                           (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES.

                                    (i) Each Lender may submit a Money Market
                  Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 8:00 A.M. (California local time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 8:00 A.M. (California local time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for other Lenders, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for other Lenders, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                                    (ii) Each Money Market Quote shall be in
                  substantially the form of Exhibit H hereto and shall in any case specify:

                                            (A) the proposed date of Borrowing,

                                            (B) the principal amount of the
                  Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

                                            (C) in the case of a LIBOR Auction,
                  the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                                            (D) in the case of an Absolute Rate
                  Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                                            (E) the identity of the quoting
                  Lender.

         A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                                    (iii) Any Money Market Quote shall be
                  disregarded if it:

                                            (A) is not substantially in
                           conformity with Exhibit H hereto or does not specify all of the information required by subsection
                           (d)(ii);

                                            (B) contains qualifying, conditional
                           or similar language, except as provided in subsection
                           (d)(ii)(B)(z);

                                            (C) proposes terms other than or in
                           addition to those set forth in the applicable Invitation for Money Market Quotes, except as provided in subsection (d)(ii)(B)(z); or

                                            (D) arrives after the time set forth
                           in subsection (d)(i) .

                           (e) NOTICE TO BORROWER. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                           (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than
         (x) 8:30 A.M. (California local time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 8:30 A.M. (California local time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

                                    (i) the aggregate principal amount of each
                  Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market
                  Quote Request,

                                    (ii) the principal amount of each Money
                  Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

                                    (iii) acceptance of offers may only be made
                  on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                                    (iv) the Borrower may not accept any offer
                  that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                           (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the Borrower determines to accept pursuant to
         Section 2.03(f), the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                           (h) EFFECT ON COMMITMENTS. Any Money Market Loans made by a Lender pursuant to this Section shall not reduce such Lender's pro rata share of the remaining undrawn Commitments.

                           (i) MATURITY OF MONEY MARKET LOANS. Each Money Market Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to that Money Market Loan.

                  2.04  SWING LINE LOANS.

                           (a) The Swing Line Lender shall from time to time from the Effective Date through the day prior to the Termination Date make Swing Line Loans in Dollars to Borrower in such amounts as Borrower may request, PROVIDED that (i) after giving effect to each such Swing Line Loan, (A) the aggregate Swing Line Outstandings shall not exceed $25,000,000 and (B) the aggregate outstanding principal amount of all Committed Loans, Money Market Loans and Swing Line Loans plus the Letter of Credit Liabilities shall not exceed the aggregate Commitments, (ii) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of any Default or Event of Default and (iii) the Swing Line Lender has not given at least twenty-four hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $1,000,000 upon telephonic request by an Authorized Officer made to the Administrative Agent not later than 1:00 P.M. (California local time), on the Domestic Business Day of the requested Swing Line Loan (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for a Swing Line Loan, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that the requested Swing Line Loan is in conformity with this Section. Unless the Swing Line Lender otherwise agrees, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $1,000,000. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing
         Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m. (California local time), on a Domestic Business Day, such payment shall be deemed received on the next Domestic Business Day.
         The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Line Outstandings each time there is a change therein.

                           (b) The Swing Line Lender shall be responsible for submitting invoices to Borrower for such interest. The interest payable on Swing Line Loans shall be solely for the account of the Swing Line Lender unless and until the Lenders fund their participations therein pursuant to clause (d) of this Section.

                           (c) The Swing Line Loans shall be payable on demand made by the Swing Line Lender and in any event on the Termination Date.

                           (d) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's percentage of the aggregate Commitments TIMES the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to such percentage, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                           (e) In the event that the Swing Line Outstandings are in excess of $10,000,000 on three consecutive Domestic Business Days then, on the next Domestic Business Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings below $10,000,000), Borrower shall request a Borrowing in an amount sufficient to reduce the Swing Line Outstandings below $10,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line

         Lender (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrower shall request a Borrowing in an amount sufficient to repay all Swing Line Outstandings (and, for this purpose, the limitations as to the minimum amounts of Base Rate Borrowings set forth in Section
         2.01 shall not apply). In each case, the Administrative Agent shall automatically provide the responsive Loans made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Borrowing within the time specified by Section 2.02 on any such date, the Administrative Agent may, but shall not be required to, without notice to or the consent of Borrower, cause Loans to be made by the Lenders under their Commitments in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Section 3.01 shall not apply to Loans to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Loans shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

                  2.05 CONVERSION AND CONTINUATION OF COMMITTED Loans. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the option at any time (i) to convert all or any part of its outstanding Base Rate Loans which are integral multiples of $1,000,000 and which are not less than $10,000,000 into Euro-Dollar Loans or (ii) upon the expiration of any Interest Period applicable to Euro-Dollar Loans, to continue all or any portion of such Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as Euro-Dollar Loans or to convert such Loans into Base Rate Loans.

                  Borrower shall deliver to the Administrative Agent notice of any such conversion or continuation, substantially in the form of Exhibit D (each a "Notice of Conversion/Continuation"), no later than 8:30 A.M. (California local time) at least one Domestic Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Euro-Dollar Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Euro-Dollar Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Domestic Business Day in the case of Base Rate Loans and a Euro-Dollar Business Day in the case of conversion to or continuation of Euro-Dollar Loans), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Euro-Dollar Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Euro-Dollar Loan, that no Default or Event of Default has occurred and is continuing.

                  2.06  NOTICE TO LENDERS; FUNDING OF LOANS.

                           (a) Upon receipt of a Notice of Borrowing or a Notice of Conversion\Continuation, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of such Borrowing and such Notice of Borrowing or Notice of Conversion\Continuation shall not thereafter be revocable by the Borrower.

                           (b) Not later than 11:00 A.M. (California local time) on the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Dollars, in federal or other funds immediately available to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address or place.

                           (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.06(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date (and including the date) such amount is made available to the Borrower to (but excluding) the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.08 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. If the Borrower pays interest under this subsection (c) at the Federal Funds Rate and the Federal Funds Rate is higher than the interest rate applicable thereto pursuant to Section 2.08, the applicable Lender shall pay the Borrower the difference between such rates.

                  2.07  NOTES.

                           (a) The Committed Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Commitment.

                           (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Money Market Loans be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Money Market Loans. Each such Note shall be in substantially the form of Exhibit B hereto with appropriate modifications to reflect the fact that it evidences solely Money Market Loans. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

                           (c) Upon receipt of each Lender's Note pursuant to
         Section 3.02(b), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                  2.08 INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from (and including) the date such Loan is made to (but excluding) the date it becomes due, at a rate per annum equal to the Base Rate for such day PLUS any applicable Base Rate Margin. Any overdue principal of or interest on any Base Rate Loan shall, at the option of the Required Lenders, bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate PLUS the Base Rate Margin PLUS 2%. Such interest shall be payable on the last Domestic Business Day of each calendar quarter in arrears and on the Termination Date.

                  (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto (from and including the first day of such Interest Period to but excluding the last day of such Interest Period), at a rate per annum equal to the sum of (a) the Euro-Dollar Margin for such day PLUS (b) the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                  (c) Any overdue principal of or interest on any Euro-Dollar Loan shall, at the option of the Required Lenders, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day deposits in Dollars in an amount approximately equal to such overdue payment due to the Administrative Agent are offered to the Administrative Agent in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

                  (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Base Rate PLUS any applicable Base Rate Margin PLUS 2% per annum for such day.

                  (e) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS any applicable Base Rate Margin. Interest on the Swing Line Loans shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Termination Date. Any overdue principal of or interest on any Swing Line Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Base Rate PLUS any applicable Base Rate Margin PLUS 2% per annum for such day.

                  (f) The Administrative Agent shall determine in accordance with the provisions of this Agreement each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  2.09 ADMINISTRATIVE AGENCY FEES. On the date hereof and on the Effective Date, the Borrower shall pay to the Administrative Agent and the Lead Arranger certain agency fees in the amounts set forth in a letter agreement with the Administrative Agent and the Lead Arranger.

                  2.10 UPFRONT FEES. On the Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Lender non-refundable upfront fees in the amounts set forth in letter agreements between each Lender and the Lead Arranger, and in an aggregate amount not to exceed the amount set forth in a letter agreement among the Borrower, the Administrative Agent and the Lead Arranger.

                  2.11 FACILITY FEES. The Borrower shall pay to the Administrative Agent for the account of the Lenders ratably facility fees at the Facility Fee Rate determined daily in accordance with the Pricing Schedule. Such facility fee shall accrue from and including the date hereof to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused). Facility fees shall be payable quarterly in arrears on the first day of each March, June, September and December and upon the date of termination of the Commitments in their entirety and, when paid, are non-refundable.

                  2.12 LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent (i) for the account of the Lenders ratably a Letter of Credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at the LC Fee Rate, determined in accordance with the Pricing Schedule, and (ii) for the account of the Issuing Lender a Letter of Credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by the Issuing Lender at a rate per annum set forth in a letter agreement between the Borrower and the Issuing Lender. Letter of Credit fees shall payable quarterly in arrears on the first day of each March, June, September and December and upon the date of termination of the Commitments in their entirety and, when paid, are non-refundable.

                  2.13 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS BY BORROWER. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to theAdministrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably and permanently reduce from time to time by an aggregate amount of $25,000,000 or any larger amount in multiples of $1,000,000, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal balance of the Loans and the aggregate amount of Letter of Credit Liabilities.

                  2.14 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS BY THE LENDERS. Following the occurrence of a Change of Control, the Required Lenders may in their sole and absolute discretion elect, during the sixty day period immediately subsequent to the LATER OF (a) such occurrence and (b) the EARLIER of (i) receipt of the Borrower's written notice to the Administrative Agent of such occurrence and (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent and the Lenders have actual knowledge thereof, to terminate all of the Commitments. In any such case the Commitments shall be terminated effective on the date which is sixty days subsequent to the date of written notice from the Administrative Agent to the Borrower thereof, and (a) to the extent that there is then any Debt evidenced by the Notes, the same shall be immediately due and payable, and (b) the Borrower shall either cause the return or termination of all Letters of Credit or provide cash collateral for all outstanding Letters of Credit.

                  2.15 SCHEDULED TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  2.16  OPTIONAL PREPAYMENTS.

                           (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.18, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest with reference to the Base Rate pursuant to Section 8.01(a)) or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, with respect to any Euro-Dollar Borrowing, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

                           (b) Except as provided in Section 2.16(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

                           (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  2.17  GENERAL PROVISIONS AS TO PAYMENTS.

                           (a) The Borrower shall make each payment of principal of, and interest on, Loans and Letters of Credit Liabilities and of fees hereunder, in Dollars not later than 11:00 A.M. (California local time) on the date when due, in federal or other immediately available funds, to the Administrative Agent at its address referred to in
         Section 9.01, without offset or counterclaim. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders, in Dollars and in the type of funds received by the Administrative Agent. Whenever any payment of principal of, or interest on, the Base Rate Loans or Letters of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                           (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  2.18 FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Lender in accordance with Section 2.06(a), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  2.19 COMPUTATION OF INTEREST AND FEES. Interest based on the Reference Rate and all fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  2.20 WITHHOLDING TAX EXEMPTION. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of

United States Internal Revenue Service Forms 1001, 4224 or W-8 ECI, or their successor forms ("Tax Withholding Forms"), in each case as required to demonstrate and certify that such Lender is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

                  Each Lender which so delivers Tax Withholding Forms further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such forms on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under the Loan Documents deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  2.21  LETTERS OF CREDIT.

                           (a) Subject to the terms and conditions hereof, the Issuing Lender agrees to issue Letters of Credit hereunder from time to time before the tenth day before the Termination Date upon the request of the Borrower; PROVIDED that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding principal amount of all Committed Loans, Money Market Loans and Swing Line Loans shall not exceed the aggregate Commitments. Upon the date of issuance of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments. As of the date hereof, the Borrower has requested that the Existing Promus Letters of Credit be deemed issued hereunder effective as of the Effective Date. On the Effective Date, the Existing Promus Letters of Credit shall be deemed issued hereunder as Letters of Credit hereunder, Bank of America shall be deemed to have released each lender under the Existing Promus Facility from their participations therein, and each Lender here under shall be deemed to have thereby purchased a ratable participation in each Existing Promus Letters of Credit in the manner set forth above in this Section.

                           (b) The Borrower shall give the Issuing Lender notice at least five days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance") and shall concurrently submit to the Issuing Lender a Request for Letter of Credit and, if required by the Issuing Lender, a letter of credit application on the Issuing Lender's then standard form for the issuance of letters of credit. Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Letter of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Lender and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Lender shall have reasonably requested. The Borrower shall also pay to the Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Lender. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, provided that even if the Issuing Lender does not receive a Notice of Issuance, unless the Issuing Lender has notice of any Default or Event of Default, the Issuing Lender may (but shall not be required to) permit the automatic extension of such Letter of Credit without the requirement of such notice. No Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day preceding the Termination Date.

                           (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Lender and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Lender will pay to the Administrative Agent, for the account of the Issuing Lender, immediately upon the Issuing Lender's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Lender's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Lender's demand for such payment (or, if such demand is made after 9:00 A.M. (California local time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate. The Issuing Lender will promptly pay to each Lender ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

                           (d) The obligations of the Borrower and each Lender under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                                    (i) any lack of validity or enforceability
                  of this Agreement or any Letter of Credit or any document related hereto or thereto;

                                    (ii) any amendment, waiver of or any consent
                  to departure from all or any of the provisions of this Agreement, any Letter of Credit or any document related hereto or thereto;

                                    (iii) the use which may be made of the
                  Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

                                    (iv) the existence of any claim, set-off,
                  defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Lender) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                                    (v) any statement or any other document
                  presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                                    (vi) payment under a Letter of Credit to the
                  beneficiary of such Letter of Credit against presentation to the Issuing Lender of a draft or certificate that does not comply with the terms of the Letter of Credit; or

                                    (vii) any other act or omission to act or
                  delay of any kind by any Lender (including the Issuing Lender), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Lenders' obligations hereunder.

                           (e) The Borrower hereby indemnifies and holds harmless each Lender (including the Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender)), and none of the Lenders (including the Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall retain any claim for damages suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Lender as required by this subsection, the Lenders agree to do so ratably in accordance with their Commitments.

                  2.22 REGULATION D COMPENSATION. Each Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

                  2.23 EXTENSION OF TERMINATION DATE. The Termination Date may be extended once in each year, in the manner set forth in this Section, on November 30, 2000 and on each anniversary of such date which falls not less than one year prior to the Termination Date (as theretofore extended) for a period of one year after the date on which the Termination Date would otherwise have occurred. If the Borrower wishes to extend the Termination Date, it shall give written notice to that effect to the Administrative Agent not less than 90 days nor more than 150 days following the delivery to the Administrative Agent of the audited annual financial statements of Borrower in accordance with Section 5.01(b), whereupon the Administrative Agent shall notify each of the Lenders of such notice. Each Lender will respond to such request, whether affirmatively or negatively, within 30 days (the "Response Date"). If a Lender or Lenders respond negatively or fail to timely respond to such request, but such non-extending Lender(s) have Commitment(s) aggregating less than 33 1/3% of the aggregate amount of the Commitments, the Borrower shall, for a period of up to 60 days following the Response Date (but in any event not later than 15 days prior to the then effective Termination Date), have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute financial institution or financial institutions (which may be one or more of the Lenders) to assume the Commitment(s) of such non-extending Lender(s). No Lender which fails to consent shall be deemed to have consented to a request by the Borrower under this Section. Not later than the third Domestic Business Day prior to the end of such period (whether of 60 days or shorter), the Borrower shall, by notice to the Lenders through the Administrative Agent, either (i) terminate, effective on the third Domestic Business Day after the giving of such notice, the Commitment(s) of such non-extending Lender(s), whereupon the Lenders who have consented to the extension shall continue with their commitments unaffected to lend subject to the terms of this Agreement to the new Termination Date, or (ii) designate one or more new financial institutions reasonably acceptable to the Administrative Agent to assume the Commitments of such non-extending Lenders, whereupon the aggregate amount of such Commitment(s) shall be assumed by such substitute financial institution or financial institutions within such 60-day period or (iii) withdraw its request for an extension of the Termination Date, in which the Commitments shall continue unaffected. The failure of the Borrower to timely take the actions contemplated by clause (i) or (ii) of the preceding sentence shall be deemed a withdrawal of its request for an extension as contemplated by clause
(ii) whether or not notice to such effect is given. So long as Lenders having Commitment(s) totaling not less than 66 2/3% of the aggregate amount of the Commitment(s) shall have responded affirmatively to such a request, and such request is not withdrawn in accordance with the preceding sentence, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit K duly completed and signed by all of the parties hereto (other than non-consenting Lenders), the Termination Date shall be extended for the period set forth in this Section
2.23 and in the Extension Agreement.

                  2.24 INCREASED COMMITMENTS; ADDITIONAL Lenders.

                  (a) Following the Effective Date, the Borrower may from time to time, propose to increase the aggregate amount of the Commitments in accordance with this Section. The aggregate principal amount of the increases to the Commitments made pursuant to this Section (the amount of any such increase, the "Increased Commitments"), when aggregated with the principal amount of any increases to the Other New Facilities made pursuant to Section
2.24 thereof, shall not exceed $500,000,000. Borrower shall provide at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders) of any requested Increased Commitments. Each Lender party to this Agreement at such time shall have the right (but not the obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. No Lender which fails to respond shall be deemed to have elected to increase its Commitment in response to a notice by the Borrower under this Section.

                  (b) If any Lender party to this Agreement elects not to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another lender which qualifies as an Eligible Assignee (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to (i) in the case of any such designated Lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such lender (an "Additional Lender"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

                  (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.24 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

                                   ARTICLE III

                                   CONDITIONS

                  3.01 BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT. The obligation of any Lender to make a Loan on the occasion of any Borrowing, the obligation of the Issuing Lender to issue (or renew or extend the term of) any Letter of Credit and the obligation of the Swing Line Lender to make any Swing Line Loan are each subject to the satisfaction of the following conditions:

                           (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, or receipt by the Issuing Lender of a Notice of Issuance as required by Section 2.21(b), as the case may be;

                           (b) immediately after such Borrowing or issuance of a Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and Swing Line Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments;

                           (c) immediately before and after such Borrowing or issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

                           (d) the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Section 4.04(b) and Section 4.05, in each case as to any matter which has theretofore been disclosed in writing by the Borrower to the Lenders) shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit; and

                           (e) in the case of an issuance of a Letter of Credit, immediately after such issuance of a Letter of Credit, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) and (d) of this Section.

                  3.02 EFFECTIVE DATE. As conditions precedent to the Effective Date and the making of the initial Loans, Swing Line Loans and Letters of Credit hereunder, each of the following conditions shall have been satisfied (or waived in accordance with Section 9.04):

                           (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

                           (b) receipt by the Administrative Agent for the account of each Lender of a duly executed Note dated as of the Effective Date and the Swing Line Note;

                           (c) receipt by the Administrative Agent of an opinion of Gibson, Dunn & Crutcher, LLP substantially in the form of Exhibit I hereto;

                           (d) All conditions precedent to the Borrower's obligations to consummate the Promus Acquisition shall have been satisfied or waived with the consent of the Required Lenders.

                           (e) receipt by the Administrative Agent of evidence acceptable to the Administrative Agent that the Promus Acquisition and the other transactions contemplated hereby to occur on the Effective Date have been or shall concurrently be consummated in material compliance with all applicable laws and all regulatory requirements (including without limitation the Hart-Scott Rodino Act but excluding any regulatory requirements consisting of consents to the transfer of liquor licenses); that all governmental and shareholder consents and approvals necessary in connection therewith have been obtained; that all third party consents required in connection therewith have been obtained (in the case of such third party consents, except to the extent that the failure to obtain the same would not, individually or in the aggregate, have a Material Adverse Effect) and all such consents and approvals shall be in force and effect and all applicable waiting periods shall have expired without any action being taken by any authority that restrains, prevents or imposes any material adverse conditions upon the Promus Acquisition;

                           (f) arrangements satisfactory to the Administrative Agent for the repayment of all loans (if any) outstanding under the Existing Promus Facility, the termination of that facility and of any related liens and the termination of all capital lease facilities for which Promus and its Subsidiaries have any liability (except as to customary surviving indemnities and other contingent obligations) and the payment of all interest and fees accrued thereunder shall have been made;

                           (g) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

                           (h) there shall not have occurred a Material Adverse Effect since December 31, 1998;

                           (i) the Other New Facilities shall be in a position to concurrently close and be funded, as applicable;

                           (j) the Borrower and the requisite lenders under the Existing Hilton Facility shall have entered into, or shall concurrently enter into, an amendment thereto substantially in the form thereof heretofore distributed to the Lenders;

                           (k) receipt by the Administrative Agent and the Lead Arranger of the fees required to be paid on the Effective Date by the letter agreement referred to in Sections 2.09, 2.10 and 7.09; and

                           (l) the Effective Date shall have occurred prior to December 2, 1999.

The Administrative Agent shall promptly notify the Borrower and each Lender of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  4.01 CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  4.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower (in the case of any such default under the provisions of any agreement or instrument binding upon the Borrower, except to the extent that the same could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect), or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  4.03 BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

                  4.04  FINANCIAL INFORMATION.

                           (a) The Pro Forma Combined Financial Statements delivered as of the date hereof (i) are derived from (y) the audited financial statements of the Borrower set forth in the Borrower's 1998 Form 10-K, and the unaudited financial statements of the Borrower set forth in the Borrower's Form 10-Q for the period ended September 30, 1999, and (z) the audited financial statements of Promus set forth in Promus's 1998 Form 10-K and the unaudited financial statements of Promus set forth in Promus's Form 10-Q for the period ended September 30, 1999, and (ii) fairly present in all material respects, in conformity with generally accepted accounting principles, the pro forma combined financial position of the Borrower, Promus and their respective Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year; and

                           (b) Since December 31, 1998, there has been no Material Adverse Effect.

                  4.05 LITIGATION. Except as disclosed in the Form 10-Q reports dated as of September 30, 1999 for the Borrower and Promus, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material

Adverse Effect or which in any manner draws into question the validity or enforceability of any of the Loan Documents. Without limiting the generality of the foregoing, with respect to the litigation reported in the Form 10-Q reports as of September 30, 1999, for the Borrower and Promus, (a) the disclosure contained therein was accurate as of the date thereof, and (b) since such date there has been no adverse development which would reasonably be expected to have a Material Adverse Effect.

                  4.06 COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  4.07 TAXES. The United States federal income tax returns of the Borrower and its Subsidiaries and of Promus and its Subsidiaries have been filed through the fiscal year ended December 31, 1998. The Borrower and its Significant Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary of the Borrower. The charges, accruals and reserves on the books of the Borrower and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  4.08 SIGNIFICANT SUBSIDIARIES. Each of the Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  4.09 NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.10 ENVIRONMENTAL MATTERS. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

                  4.11 FULL DISCLOSURE. All information heretofore furnished by Promus and the Borrower to the Administrative Agent or to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender, taken as a whole, will be true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial positionof the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement. With respect to any projections or forecasts provided, such projections or forecasts represent, as of the date thereof, management's best estimates based on reasonable assumptions and all available information, but are subject to the uncertainty inherent in all projections and forecasts.

                  4.12 THE PROMUS ACQUISITION. As of the Effective Date, the Promus Acquisition has been consummated in material compliance with all applicable laws and all regulatory requirements (including without limitation the Hart-Scott Rodino Act but excluding any regulatory requirements consisting of consents to the transfer of liquor licenses); all governmental and shareholder consents and approvals necessary in connection therewith have been obtained; all third party consents required in connection therewith have been obtained (in the case of such third party consents, except to the extent that the failure to obtain the same would not, individually or in the aggregate, have a Material Adverse Effect) and all such consents and approvals are in force and effect and all applicable waiting periods have expired without any action being taken by any authority that restrains, prevents or imposes any material adverse conditions upon the Promus Acquisition. Giving effect to the Promus Acquisition, as of the Effective Date, Borrower and its Significant Subsidiaries are, on a consolidated basis, Solvent.

                  4.13 YEAR 2000. Borrower and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries. The costs to Borrower and its Subsidiaries which are anticipated as of the date hereof of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or to have a Material Adverse Effect.

                                    ARTICLE V

                                    COVENANTS

                  The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

                  5.01 INFORMATION. The Borrower will deliver to the Administrative Agent:

                           (a) as soon as available and in any event no later than March 31, 2000, a pro forma combined statement of income of the Borrower, Promus and their respective Subsidiaries for the period commencing January 1, 1999 and ending on December 31, 1999, and a pro forma combined balance sheet of the Borrower, Promus and their respective Subsidiaries as at December 31, 1999, in each case prepared in a manner consistent with the Pro Forma Combined Financial Statements delivered to the Administrative Agent and the Lenders prior to the date hereof;

                           (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

                           (c) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer;

                           (d) simultaneously with the delivery of each set of financial statements referred to in clauses (b) and (c) above, a Compliance Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.06, Section 5.09 and
         Section 5.10 on the date of such financial statements, and (ii) stating whether any Default exists on the date of such Compliance Certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                           (e) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

                           (f) as soon as available and in any event not later than the last day of February of each year, a completed Pricing Certificate as of December 31 of the prior year;

                           (g) within five Domestic Business Days of any officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                           (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                           (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

                           (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                           (k) forthwith, notice of any change of which the Borrower becomes aware in the rating by S&P or Moody's, of the Borrower's outstanding senior unsecured long-term debt securities; and

                           (l) from time to time such additional information regarding the financial position or business of the Borrower as the Administrative Agent, at the request of any Lender, may reasonably request.

                  5.02  MAINTENANCE OF PROPERTY; INSURANCE.

                           (a) The Borrower will keep, and will cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

                           (b) The Borrower will, and will cause each of its Significant Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, the Borrower may self-insure with respect to such risks with respect to which companies of established repute engaged in the same or similar business in the same general area usually self-insure.

                  5.03 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Significant Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Significant Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary of the Borrower to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.03 shall prohibit (i) the merger of a Subsidiary of the Borrower into the Borrower or the merger or the consolidation of a Subsidiary of the Borrower with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary of the Borrower if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Lenders.

                  5.04 COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Significant Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), and shall timely file all material tax returns and pay all material taxes required to be filed by them and so paid, except in each case where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                  5.05 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities;

and will permit, and will cause each Significant Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  5.06 NEGATIVE PLEDGE. None of the Borrower, any Covered Subsidiary or any Significant Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                           (a) Liens existing as of the Effective Date;

                           (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower or at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower, in each case where the Lien is not created in contemplation of such event;

                           (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (it being understood that, for this purpose, the acquisition of a Person is also an acquisition of the assets of such Person); provided that the Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof, or such longer period, not to exceed 12 months, due to the Borrower's inability to retain the requisite governmental approvals with respect to such acquisition; provided further that, in the case of real estate,
         (i) the Lien attaches within 12 months after the latest of the acquisition thereof, the completion of construction thereon or the commencement of full operation thereof and (ii) the Debt so secured does not exceed the sum of (x) the purchase price of such real estate plus (y) the costs of such construction;

                           (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

                           (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than to cover any transaction costs of such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

                           (f) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                           (g) Liens securing Debt of a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower; and

                           (h) Liens not otherwise permitted by the foregoing clauses of this Section encumbering assets of the Borrower and its Subsidiaries having an aggregate fair market value which is not in excess of 10% of Consolidated Net Tangible Assets (determined, in each case, by reference to the Pro Forma Combined Financial Statements or, if then delivered, as of the most recent date for which Borrower has delivered its financial statements under Section 5.01(b) or Section 5.01(c), as applicable).

                  5.07 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person; PROVIDED that, the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

                  5.08 USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower and its Subsidiaries for general corporate purposes, including but not limited to (a) on the Effective Date, to (i) finance a portion of the cash consideration payable in connection with the Promus Acquisition, and (ii) to refinance all of the outstanding obligations under the Existing Promus Facility, and (iii) to pay transactional and other expenses associated herewith, with the Promus Acquisition, the refinancing of the Existing Promus Facility and the amendment of the Existing Hilton Facility and Existing Hawaiian Village Facility, and (b), thereafter, for working capital, capital expenditures, the back stop of commercial paper and the acquisition of full-service hotel and resort properties. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U in any manner that would violate Regulation X or result in a violation of Regulation U.

                  5.09 LEVERAGE RATIO. The Leverage Ratio will not, as of the last day of any fiscal quarter of Borrower described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

                  FISCAL QUARTERS ENDING                       MAXIMUM  RATIO
                  ----------------------                       --------------
                  September 30, 1999 through and
                  including December 31, 2000                  5.00:1.00

                  March 31, 2001 through and including
                  March 31, 2002                               4.75:1.00

                  Thereafter                                   4.50:1.00.

                  5.10 INTEREST COVERAGE RATIO. The Interest Coverage Ratio shall not, as of the last day of any fiscal quarter of Borrower, be less than 2.50:1.00.

                  5.11 YEAR 2000. Borrower shall promptly and in any event prior to December 15, 1999 make, and shall cause each of its Subsidiaries so to make, all required systems changes, in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action would not reasonably be expected to result in a Default or to have a Material Adverse Effect. At the request of any Lender, Borrower shall provide, and shall cause each of its Subsidiaries to provide, to such Lender reasonable assurance of its compliance with the preceding sentence.

                                   ARTICLE VI

                                    DEFAULTS

                  6.01 EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                           (a) the Borrower shall fail to (i) reimburse any drawing under any Letter of Credit when required hereunder or (ii) pay when due any principal of any Loan or Swing Line Loan under this Agreement, or (iii) pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

                           (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.10, inclusive;

                           (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 7 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;

                           (d) any representation, warranty, certification or statement made or deemed made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                           (e) the Borrower or any Covered Subsidiary or any Significant Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes and Non-Recourse Debt) when due or within any applicable grace period and the aggregate principal amount of such Debt is in excess of $100,000,000;

                           (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt (other than Non-Recourse Debt) in excess of $100,000,000 of the Borrower or any Covered Subsidiary or any Significant Subsidiary or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                           (g) the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                           (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                           (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000; or

                           (j) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  6.02 NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                  6.03 CASH COVER. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Required Lenders, pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to the

Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  7.01 APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  7.02 ADMINISTRATIVE AGENT AND AFFILIATES. Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Bank of America and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

                  7.03 ACTION BY THE ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                  7.04 CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  7.05 LIABILITY OF AGENT. Neither the Administrative Agent nor any of its respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its respective affiliates nor any of the respective directors, officers, agents or employees of any of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except in the case of the Administrative Agent receipt of items required to be delivered to it; or (d) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall incur no liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  7.06 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, the Issuing Lender, their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Administrative Agent's and Issuing Lender's roles under this Agreement or any related action taken or omitted by such indemnitees hereunder.

                  7.07 CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  7.08 SUCCESSOR AGENT. The Administrative Agent may resign at any time subject to the appointment of a successor Administrative Agent by giving notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that no such consent shall be required if the successor Administrative Agent is a Lender. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, and without the Borrower's consent, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

                  7.09 ADMINISTRATIVE AGENTS' FEES. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent pursuant to a letter agreement.


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

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

                  8.01 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

                           (a) the Administrative Agent is advised by the Required Lenders that deposits in Dollars and in the required amounts are not being offered to the Lenders in the relevant market for such Interest Period, or

                           (b) in the case of a Committed Borrowing, the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Base Rate Loans for such day. The Administrative Agent shall promptly notify the Lenders of any election by the Borrower pursuant to the preceding sentence.

                  8.02 ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base

Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

                  8.03  INCREASED COST AND REDUCED RETURN.

                           (a) If after (x) the Effective Date, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                                    (i) shall subject any Lender (or its
                  Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit (other than Excluded Taxes), or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

                                    (ii) shall impose, modify or deem applicable
                  any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan any such requirement included in the Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect to Letters of Credit;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, subject to clause (d) of this Section, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                           (b) If, after the Effective Date, any Lender shall have determined that any applicable law, rule or regulation regarding capital adequacy (irrespective of the actual timing of the adoption or implementation thereof and including, without limitation, any law or regulation adopted pursuant to the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such law, regulation, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, subject to clause (d) of this Section, from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

                           (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

                           (d) Borrower shall not be required to reimburse any Lender for any increased costs, reductions or payments under this Section arising prior to 90 days preceding the date of any claim or demand by a Lender for compensation under this Section except to the extent the applicable law or regulation is imposed retroactively and the demand or claim is made within 90 days of the effect (in which case such claim or demand shall be submitted within 90 days of the date upon which such Lender becomes aware or should reasonably be aware of such law or regulation). A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (with detail sufficient to allow the verification by Borrower of its calculations) shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  8.04 BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                           (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders), and

                           (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or telex or telecopier number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent or the Issuing Lender under Article II or Article VIII shall not be effective until received.

                  9.02 NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  9.03  EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.

                           (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent and the Lead Arranger, including reasonable fees and disbursements of counsel for the Administrative Agent (including the allocated fees and expenses of any internal counsel), in connection with the preparation of this Agreement and all related documents, the negotiation, closing and syndication of this Agreement and the Loans (including due diligence with respect thereto), the administration of this Agreement and the Loans, and in connection with any waiver, amendment or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender, including fees and disbursements of counsel (including the allocated fees and expenses of any internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Lender and the Swing Line Lender against any transfer taxes, documentary taxes, mortgage recording taxes, assessments or charges made by any governmental authority by reason of the execution and delivery or enforcement of any of the Loan Documents.

                           (b) The Borrower agrees to indemnify the Administrative Agent, the Lead Arranger, the Issuing Lender, the Swing Line Lender and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of any internal counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Promus Acquisition, the Promus Merger Agreement or the transactions contemplated thereby, this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  9.04 AMENDMENTS AND WAIVERS. No amendment or waiver of the terms of this Agreement or the other Loan Documents shall be made or be effective unless such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent, the Swing Line Lender or the Issuing Lender are affected thereby, by the Administrative Agent, the Swing Line Lender or the Issuing Lender, as relevant); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) except as provided in Section 2.24, increase or decrease the amount of the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or reduce the amount to be reimbursed in respect of any Letter of Credit or interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or interest thereon or any fees hereunder, or the Termination Date, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (v) render more restrictive the ability of any Lender to assign or grant participations in its Commitment under Section 9.05.

                  9.05  SUCCESSORS AND ASSIGNS.

                           (a) This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and permitted assigns, EXCEPT that the Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                           (b) From time to time following the Effective Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Commitment; PROVIDED that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by each of the Administrative Agent and (if no Default or Event of Default then exists) the Borrower (neither of which approvals shall be unreasonably withheld or delayed),

         (ii) such assignment shall be evidenced by an Assignment and Assumption Agreement substantially in the form of Exhibit J, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) EXCEPT in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a portion of the Commitments that is equivalent to less than $5,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment and Assumption Agreement, but not earlier than the date which is five Domestic Business Days after the date the Administrative Agent has received the Assignment and Assumption Agreement. Upon the effective date of the Assignment and Assumption Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Commitment therein set forth and, to the extent of such Commitment, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Commitment, and to the assigning Lender, a Note evidencing the remaining Commitment retained by the assigning Lender.

                           (c) By executing and delivering an Assignment and Assumption Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of its obligations under this Agreement; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (d) The Administrative Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Commitment held by each Lender, giving effect to each Assignment and Assumption Agreement. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative Agent. After receipt of a completed Assignment and Assumption Agreement executed by any Lender and an Eligible Assignee (including without limitation any existing Lender), and receipt of an assignment fee of $3,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the affected Lenders notice of such effectiveness. Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Commitments listed therein for all purposes hereof, and no assignment or transfer of any Commitment shall be effective, in each case unless and until an Assignment and Assumption Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment.

                           (e) Each Lender may from time to time grant participations to one or more Lenders or other financial institutions (INCLUDING another Lender) in its Commitment; PROVIDED, HOWEVER, that
         (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating Lenders or other financial institutions shall not be a Lender hereunder for any purpose (provided that the participation agreement may provide for a Lender to allow the participant the derivative benefit of Sections 2.23, 8.03 and 9.03, but such derivative benefits shall not increase the overall cost to Borrower under such Sections), (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Commitment as it then exists and shall not restrict an increase in the Commitments, or in the granting Lender's Commitment, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents OTHER THAN those which (A) result in a decrease in fees, interest rate spreads or principal payable to the holder of such participation, (B) increase the Commitment of the granting Lenders and thereby increase the funding requirements of the holder of such a participation, or (C) extend the Termination Date.

                           (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to special purpose funding vehicles (each, an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower the option to provide all or any part of any Committed Loan or Money Market Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) except as expressly set forth herein, the rights of any such SPC shall be derivative of the rights of the Granting Lender, and each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, and the Administrative Agent, the Lenders and Borrower and each other party shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender (and, if such Loan is a Money Market Loan, shall be deemed to utilize the Commitments of all the Lenders) to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.05, each SPC may, at any time, without regard to the period required by Section 9.05(b)(iv), (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender (or to any other SPC of such Granting Lender) or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.05(f) may not be amended without the consent of all SPC's then designated to the Administrative Agent in accordance with the foregoing provisions of this Section.

                  9.06 NEW YORK LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Central District of California and of any California State court sitting in Los Angeles, California (in each case, applying such law) for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  9.07 COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  9.08 SEVERAL OBLIGATIONS. The obligations of the Lenders hereunder are several. Neither the failure of any Lender to carry out its obligations hereunder nor the failure of this Agreement to be duly authorized, executed and delivered by any Lender shall relieve any other Lender of its obligations hereunder (or affect the rights hereunder of such other Lender). No Lender shall be responsible for the obligations of, or any action taken or omitted by, any other Lender hereunder.

                  9.09 SHARING OF SET-OFFS. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and any Letter of Credit Liabilities which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note and any Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; PROVIDED that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  9.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE SWING LINE LENDER AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 HILTON HOTELS CORPORATION

                                 By:
                                    -------------------------------------


                                 Name:  Mariel C. Albrecht
                                 Title: Vice President and Assistant Treasurer

                                 Address for Notices:

                                 Mariel C. Albrecht
                                 Vice President and Assistant Treasurer
                                 Hilton Hotels Corporation
                                 World Headquarters
                                 9336 Civic Center Drive
                                 Beverly Hills, California 90210
                                 Telecopier: 310/205-7867
                                 Telephone: 310/205-7687

                                 BANK OF AMERICA, N.A., as Administrative Agent


                                 By:
                                    -------------------------------------------
                                 Janice Hammond, Vice President

                                 Bank of America, N.A.
                                 555 South Flower Street
                                 11th Floor
                                 Los Angeles, California 90071
                                 Attn: Janice Hammond
                                 Telecopier:  213/228-2299
                                 Telephone:  213/228-9861
                                 E-mail: janice.hammond@bankofamerica.com


                                 BANK OF AMERICA, N.A., as a Lender


                                 By:
                                    -------------------------------------------
                                 Scott L. Faber, Principal

                                 Address for Notices:

                                 Bank of America, N.A.
                                 Credit Products - LA 3283
                                 Entertainment & Media Group
                                 555 South Flower Street, 11th Floor
                                 Los Angeles, California  90071
                                 Attn:  Scott L. Faber, Principal
                                 Telecopier:  213/228-2641
                                 Telephone:  213/228-2768
                                 E-Mail:  scott.faber@bankofamerica.com

                                 with a copy to:

                                 Bank of America, N.A.
                                 Entertainment, Media & Gaming Industries Group 5777
                                 555 South Flower Street, 11th Floor
                                 Los Angeles, California   90071
                                 Attn:  William S. Newby, Managing Director
                                 Telecopier:  213/228-3145
                                 Telephone:  213/228-2438
                                 E-Mail:  bill.newby@bankofamerica.com

                                 THE BANK OF NOVA SCOTIA, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 FIRST UNION NATIONAL BANK, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 WACHOVIA BANK, N.A., as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 BANK ONE, N.A., as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 SOCIETE GENERALE, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE, NEW YORK BRANCH, as a
                                 Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------



                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 WELLS FARGO BANK, N.A., as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 THE NORTHERN TRUST COMPANY, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 BANK OF CHINA, LOS ANGELES BRANCH, as a
                                 Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 BANK OF HAWAII, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 BANK OF TAIWAN, LOS ANGELES BRANCH, as a
                                 Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 BANQUE NATIONALE DE PARIS, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 THE DAI-ICHI KANGYO BANK. LTD. NEW YORK
                                 BRANCH, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 FIRST HAWAIIAN BANK, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 FIRST TENNESSEE BANK NATIONAL
                                 ASSOCIATION, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 LASALLE BANK N.A., as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 THE MITSUBISHI TRUST AND BANKING
                                 CORPORATION, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 THE SANWA BANK, LIMITED; LOS ANGELES
                                 BRANCH, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 U.S. BANK NATIONAL ASSOCIATION, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 HUA NAN COMMERCIAL BANK, LTD.
                                 LOS ANGELES BRANCH, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 MERCANTILE BANK NATIONAL ASSOCIATION,
                                 as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 CITY NATIONAL BANK, as a Lender


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------